SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 27, 1999 (November 18, 1998)

MAGNITUDE INFORMATION SYSTEMS, INC. f/k/a PROFORMIX SYSTEMS, INC.
(Exact name of Registrant as specified in charter)

       Delaware                   33-20432-FW                   75-2228828
(State or other jurisdic-         (Commission                  (IRS Employer
 tion of incorporation)           File Number)               Identification No.)

50 Tannery Road, Branchburg, NJ                       08876
(Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code (908) 534-6400

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Item 2.  Disposition of Assets

      On November 18,  1998,  Proformix  Systems,  Inc.  ("Registrant")  and its
approximately 98% owned subsidiary Proformix, Inc. entered into an Asset Purchase Agreement and a Marketing and Development Agreement with 1320236
Ontario, Inc., d/b/a Office Specialty ("OS"), a publicly traded Canadian designer, manufacturer and distributor of office furniture. Pursuant to the agreements, OS acquires Proformix, Inc.'s hardware product line comprised of ergonomic keyboard platform products and accessories, and all related inventory and production tooling and warehousing assets, and all intellectual property rights including the Proformix name. This sale represents a large portion of Proformix, Inc.'s and the Registrant's assets. In consideration for the sale and certain ongoing support services, the Registrant will receive (i) $1,266,000 in cash; (ii) a contingent payment of 18% of the net revenue realized by OS from the acquired assets between the closing date and April 30, 1999; and (iii) subsequent to April 30, 1999, an annual contingent payment calculated at 10% of net annual revenue realized by OS from the acquired assets. Should OS not attain target sales of $8.2 million from the acquired assets for the year ending April 30, 2000, OS shall pay the Registrant 6% of net revenue for that year. Should OS again not meet the target sales amount ($10,660,000) from the acquired assets for the year ending April 30, 2001, OS will not owe the Registrant any payment and the Registrant's right to future contingent payments shall cease. Further, OS will grant the Registrant a ten year royalty-free license to use the Proformix name in connection with the sales and marketing of Registrant's proprietary ergonomic software products. The Registrant will continue to market its proprietary software under the Proformix label.

Item 5. Other Events

      On December 3, 1998, the Registrant filed an amendment to its certificate of incorporation thereby changing its name to Magnitude Information Systems, Inc.

Item 7. Financial Statements and Exhibits

2.1   Asset Purchase Agreement among the Registrant, Proformix, Inc. and OS.

2.2   Marketing and Development Agreement among Registrant,  Proformix, Inc. and
      OS.

99.1 Annexed as Exhibit B are the Registrant's Pro-Forma condensed balance sheet and statement of operations and explanatory notes, giving effect to all material events that are directly attributable to the agreements with OS.


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                                   Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             PROFORMIX SYSTEMS, INC.
                                             (Registrant)

January 22, 1999                             By:s/Steven Rudnik
                                                --------------------------------
                                                  Steven Rudnik, President


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